Exhibit A-3

Great Plains Energy Incorporated and Subsidiaries

Name of Company	Type of Business

Great Plains Energy Incorporated	Registered holding company

Great Plains Power Incorporated	Power generation (note 1)

Innovative Energy Consultants Inc.	Intermediate holding company

Kansas City Power & Light Company	Electric utility company

Kansas City Power & Light Receivables Company	Accounts receivable management

Wolf Creek Nuclear Operating Corporation	Nuclear operation and management company

Home Service Solutions Inc.	Intermediate holding company

Worry Free Service, Inc.	Energy-related company

R.S. Andrews Enterprises, Inc.	Energy-related company

RSA Services Termite & Pest Control, Inc.	Inactive

R.S. Andrews Enterprises of Alabama, Inc.	Inactive

R.S. Andrews Enterprises of Charleston, Inc.	Energy-related company

R.S. Andrews Enterprises of Columbus, Inc.	Inactive

R.S. Andrews Enterprises of Dallas, Inc.	Energy-related company

R.S. Andrews Enterprises of Kansas, Inc.	Energy-related company

R. S. Andrews Enterprises of South Carolina, Inc.	Energy-related company

R.S. Andrews of Chattanooga, Inc.	Energy-related company

R.S. Andrews of Fairfax, Inc.	Energy-related company

R.S. Andrews of Maryland, Inc.	Energy-related company

R.S. Andrews Services, Inc.	Energy-related company

R.S. Andrews of Stuart II, Inc.	Energy-related company

R.S. Andrews of Tidewater, Inc.	Energy-related company

R.S. Andrews of Wilmington, Inc.	Energy-related company

R.S. Andrews of Jonesboro, Inc.	Inactive

R.S. Andrews Enterprises of Virginia, Inc.	Inactive

R.S. Andrews Enterprises of Tennessee, Inc.	Inactive

KLT Inc.	Intermediate holding company

KLT Investments Inc.	Intermediate holding company

KLT Investments II Inc.	Intermediate holding company

KLT Energy Services Inc.	Intermediate holding company

Custom Energy, L.L.C.	Energy-related company

Custom Energy Holdings, L.L.C.	Energy-related company

Strategic Energy, L.L.C.	Energy-related company

KLT Gas Inc.	Gas exploration and production

Apache Canyon Gas, L.L.C.	Inactive

FAR Gas Acquisitions Corporation	Intermediate holding company

Forest City, LLC	Gas exploration and production

Forest City Gathering, LLC	Inactive

KLT Gas Operating Company	Inactive

Patrick KLT Gas, LLC	Inactive

KLT Telecom Inc.	Exempt Telecommunications Company

Advanced Measurement Solutions, Inc.	Inactive

Copier Solutions, LLC	Inactive

eChannel, Inc.	Inactive

Municipal Solutions, L.L.C.	Inactive

Telemetry Solutions, L.L.C.	Inactive

Globalutilityexchange.com, LLC	Inactive

DTI Holdings, Inc.	Exempt Telecommunications Company

Digital Teleport, Inc.	Exempt Telecommunications Company

Digital Teleport Nationwide LLC	Inactive

Digital Teleport of Virginia, Inc.	Exempt Telecommunications Company

Note: Kansas City Power & Light Company is the trustor of KCPL Financing I and the Kansas City Power & Light Wolf Creek Decommissioning Trust.

Note 1: Great Plains Power Incorporated currently owns no facilities, in place, for the production, transmission, transportation or distribution of electric energy or natural or manufactured gas.